                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): January 3, 1997



                         POMEROY COMPUTER RESOURCES, INC.
              (Exact name of registrant as specified in its charter)


DELAWARE                           0-20022                       31-1227808
(State or other jurisdiction     (Commission                   (IRS Employer
   of incorporation)              file number)               Identification No.)



                    1020 PETERSBURG ROAD, HEBRON, KY 41048
                   (Address of principal executive offices)


        Registrant's telephone number, including area code (606)586-0600

Item 1.       CHANGES IN CONTROL OF REGISTRANT

              Not Applicable

Item 2.       ACQUISITION OR DISPOSITION OF ASSETS

              Not Applicable

Item 3.       BANKRUPTCY OR RECEIVERSHIP

              Not Applicable

Item 4.       CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

              Not Applicable

Item 5.       OTHER EVENTS

              In conjunction with the filing of a Form S-3 on January 3, 1997 the Company is filing the attached audited financial statements for the nine months ended October 5, 1996.

Item 6.       RESIGNATIONS OF REGISTRANT'S DIRECTORS

              Not Applicable

Item 7.       FINANCIAL STATEMENTS AND EXHIBITS

              (a) Financial statements of business acquired

              Not Applicable

              (b) Pro forma financial information

              Not Applicable

              (c) Exhibits

              Not Applicable

Item 8.       CHANGE IN FISCAL YEAR

              Not Applicable

                                [LETTERHEAD]


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders
Pomeroy Computer Resources, Inc.

We have audited the accompanying consolidated balance sheet of Pomeroy Computer Resources, Inc. as of October 5, 1996 and the related consolidated statements of income, equity, and cash flows for the nine months ended
October 5, 1996. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Pomeroy Computer Resources, Inc. at October 5, 1996 and the consolidated results of its operations and its consolidated cash flows for the nine months ended October 5, 1996, in conformity with generally accepted accounting principles.

/s/ GRANT THORNTON LLP

Cincinnati, Ohio
December 19, 1996

                        POMEROY COMPUTER RESOURCES, INC.

                           CONSOLIDATED BALANCE SHEET

                                                                         OCTOBER 5,
                                                                            1996
                                                                       --------------
ASSETS

Current assets:
  Cash.............................................................    $    3,168,257

  Accounts receivable:
    Trade, less allowance of $406,688 at October 5, 1996...........        51,714,717
    Vendor product returns, less allowance of
      $80,423 at October 5, 1996...................................         4,330,187
    Vendor incentive rebates.......................................         5,054,262
    Amount due from stockholder....................................           270,000
    Other..........................................................           182,300
                                                                       --------------
      Total receivables............................................        61,551,466
                                                                       --------------
  Inventories......................................................        24,452,710
  Other............................................................           735,915
                                                                       --------------
      Total current assets.........................................        89,908,348
                                                                       --------------

Equipment and leasehold improvements:
  Furniture, fixtures and equipment................................         6,692,500
  Leasehold improvements...........................................         4,041,152
                                                                       --------------
      Total........................................................        10,733,652
  Less accumulated depreciation....................................         3,229,358
                                                                       --------------
      Net equipment and leasehold improvements.....................         7,504,294
                                                                       --------------
Investment in lease residuals......................................         2,946,462
Goodwill and other intangible assets...............................         7,091,301
Other assets.......................................................           630,500
                                                                       --------------
      Total assets.................................................    $  108,080,905
                                                                       --------------
                                                                       --------------

                See notes to consolidated financial statements.

                        POMEROY COMPUTER RESOURCES, INC.

                                                                        OCTOBER 5,
                                                                           1996
                                                                      --------------
LIABILITIES AND EQUITY

Current liabilities:
  Notes payable....................................................   $      606,550
  Accounts payable:
    Floor plan financing...........................................       26,407,542
    Trade..........................................................       12,507,843
                                                                      --------------
        Total accounts payable.....................................       38,915,385
Bank notes payable.................................................       16,580,965
Deferred revenue...................................................        2,215,974
Accrued liabilities:
  Employee compensation and benefits...............................        1,732,077
  Income taxes.....................................................        2,595,188
  Interest.........................................................           70,716
  Miscellaneous....................................................          516,638
                                                                      --------------
        Total current liabilities..................................       63,233,493
                                                                      --------------
Notes payable......................................................        1,523,800
Deferred income taxes..............................................          627,000
Equity:
  Preferred stock (no shares issued or outstanding)................         --
  Common stock (6,397,346 shares issued
    and outstanding at October 5, 1996)............................           63,973
  Paid-in capital..................................................       33,621,933
  Retained earnings................................................        9,214,712
                                                                      --------------
                                                                          42,900,618
  Less treasury stock, at cost (20,900 shares at
    October 5, 1996)...............................................          204,006
                                                                      --------------
        Total equity...............................................       42,696,612
                                                                      --------------
        Total liabilities and equity...............................   $  108,080,905
                                                                      --------------
                                                                      --------------

                See notes to consolidated financial statements.

                        POMEROY COMPUTER RESOURCES, INC.

                        CONSOLIDATED STATEMENT OF INCOME

                                                NINE MONTHS ENDED OCTOBER 5, 1996
                                                ---------------------------------
Net sales and revenues:
  Sales--equipment and supplies................         $  214,091,570
  Service......................................             18,367,793
  Other........................................              1,575,640
                                                        --------------
      Total net sales and revenues.............            234,035,003
                                                        --------------
Cost of sales and service:
  Equipment and supplies.......................            192,540,997
  Service......................................              4,380,818
                                                        --------------
      Total cost of sales and service..........            196,921,815
                                                        --------------
  Gross profit.................................             37,113,188
                                                        --------------
Operating expenses:
  Selling, general and administrative..........             23,052,149
  Rent expense.................................              1,016,400
  Depreciation.................................              1,277,586
  Amortization.................................                425,516
  Provision for doubtful accounts..............                244,356
                                                        --------------
      Total operating expenses.................             26,016,007
                                                        --------------
Income from operations.........................             11,097,181
                                                        --------------
Other expense (income):
  Interest expense.............................              1,593,553
  Litigation settlement and related costs......              4,392,102
  Miscellaneous................................               (132,841)
                                                        --------------
      Total other expense......................              5,852,814
                                                        --------------
Income before income tax.......................              5,244,367
Income tax expense.............................              2,127,000
                                                        --------------
Net income.....................................         $    3,117,367
                                                        --------------
                                                        --------------
Weighted average shares outstanding:
  Primary......................................              4,984,804
                                                        --------------
                                                        --------------
  Fully diluted................................              5,085,845
                                                        --------------
                                                        --------------
Net income per common share:
  Primary......................................         $         0.63
                                                        --------------
                                                        --------------
  Fully diluted................................         $         0.61
                                                        --------------
                                                        --------------

                See notes to consolidated financial statements.

                        POMEROY COMPUTER RESOURCES, INC.

                     CONSOLIDATED STATEMENT OF CASH FLOWS

                                                            NINE MONTHS ENDED OCTOBER 5, 1996
                                                            ---------------------------------
Cash Flows from Operating Activities:
  Net income..............................................         $    3,117,367
  Adjustments to reconcile net income to net cash flows
    from operating activities:
    Depreciation..........................................              1,277,586
    Amortization..........................................                425,516
    Deferred income taxes.................................                (38,000)
    Net acquisition of lease residuals....................               (311,163)
    Issuance of common shares for stock awards............                 40,000
    Changes in working capital accounts, net of effects of
      subsidiary companies purchased:
      Accounts receivable.................................            (21,028,124)
      Inventories.........................................             (4,024,561)
      Floor plan financing................................              8,730,616
      Trade payables......................................              4,657,964
      Deferred revenue....................................               (151,890)
      Income tax payable..................................              1,477,333
      Other, net..........................................                303,816
                                                                   --------------
    Net operating activities..............................             (5,523,540)
                                                                   --------------
Cash Flows from Investing Activities:
    Capital expenditures..................................             (2,763,762)
    Acquisition of reseller assets........................             (4,527,558)
                                                                   --------------
    Net investing activities..............................             (7,291,320)
                                                                   --------------
Cash Flows from Financing Activities:
    Payments on notes payable.............................             (2,332,079)
    Net proceeds of stock offering........................             17,924,439
    Net payments under bank notes payable.................             (1,146,075)
    Proceeds from exercise of stock options...............              1,270,511
    Retirement of stock warrants..........................               (330,000)
                                                                   --------------
    Net financing activities..............................             15,386,796
                                                                   --------------
Increase in cash..........................................              2,571,936
Cash:
    Beginning of period...................................                596,321
                                                                   --------------
    End of period.........................................         $    3,168,257
                                                                   --------------
                                                                   --------------

                See notes to consolidated financial statements.

                        POMEROY COMPUTER RESOURCES, INC.

                        CONSOLIDATED STATEMENT OF EQUITY

                                                   COMMON       PAID-IN       RETAINED     TREASURY
                                                    STOCK       CAPITAL       EARNINGS       STOCK     TOTAL EQUITY
                                                  ---------  -------------  ------------  -----------  -------------
Balances at January 5, 1996.....................  $  26,259  $  13,279,697  $  6,097,902  $  (204,006) $  19,199,852
  Net income....................................                               3,117,367                   3,117,367
  3,076 common shares issued for stock awards...         31         39,969                                    40,000
  113,316 common shares issued for
    acquisitions................................      1,133      1,473,867                                 1,475,000
  Stock options exercised and related tax
    benefit.....................................      1,270      1,269,241                                 1,270,511
  Retirement of stock warrants..................                  (330,000)                                 (330,000)
  Effect of 3 for 2 stock split.................     21,255        (21,255)         (557)                       (557)
  1,402,500 common shares issued by public
    offering....................................     14,025     17,910,414                                17,924,439
                                                  ---------  -------------  ------------  -----------  -------------
Balances at October 5, 1996.....................  $  63,973  $  33,621,933  $  9,214,712  $  (204,006) $  42,696,612
                                                  ---------  -------------  ------------  -----------  -------------
                                                  ---------  -------------  ------------  -----------  -------------

                See notes to consolidated financial statements.

                        POMEROY COMPUTER RESOURCES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       NINE MONTHS ENDED OCTOBER 5, 1996

1. COMPANY DESCRIPTION

    On February 13, 1992, Pomeroy Computer Resources, Inc. was formed and on April 2, 1992 was merged with eight related businesses ("predecessor businesses") (collectively the "Company"), five of which owned and operated franchises of ComputerLand Corporation ("ComputerLand") in Ohio and Kentucky. The Company has 10 million shares of $.01 par value common stock authorized, with 6.4 million shares outstanding. The Company is also authorized to issue 2 million shares of $.01 par value preferred stock. Since the owner of the Company and the predecessor businesses were the same, this transaction constituted a combination of the predecessor businesses under common control and was accounted for at historical cost in a manner similar to that followed for a pooling of interests. The Company purchased C&N Corp. ("C&N") in fiscal 1992 and Xenas Communications Corp. ("Xenas") in fiscal 1994 (see Note 12). In fiscal 1995 the Company formed a wholly-owned subsidiary, Pomeroy Computer Leasing Company, Inc., ("PCL"), for the purpose of leasing computer equipment to the Company's customers.

    The Company sells, installs and services microcomputers and microcomputer equipment primarily for business, professional, educational and government customers. The Company also derives revenue from customer support services, including network analysis and design, systems configuration, cabling, custom installation, training, maintenance and repair. The Company has ten branch offices in Kentucky, Iowa, Indiana, Tennessee, Florida and Alabama and grants credit to substantially all customers in these areas.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    PRINCIPLES OF CONSOLIDATION--The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries C&N, Xenas and PCL. All significant intercompany accounts and transactions have been eliminated in consolidation.

    GOODWILL AND OTHER INTANGIBLE ASSETS--Goodwill is amortized using the straight-line method over periods of fifteen to twenty-five years. In accordance with SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets," the Company evaluates its goodwill on an ongoing basis to determine potential impairment by comparing the carrying value to the undiscounted estimated expected future cash flows of the related assets. Other intangible assets are amortized using the straight-line method over periods up to ten years.

    EQUIPMENT AND LEASEHOLD IMPROVEMENTS--Equipment and leasehold improvements are stated at cost. Depreciation on equipment is computed using the straight-line method over estimated useful lives. Depreciation on leasehold improvements is computed using the straight-line method over estimated useful lives or the term of the lease, whichever is less. Expenditures for repairs and maintenance are charged to expense as incurred and additions and improvements that significantly extend the lives of assets are capitalized. Upon sale or retirement of depreciable property, the cost and accumulated depreciation are removed from the related accounts and any gain or loss is reflected in the results of operations.

    INCOME TAXES--Deferred income tax liabilities and assets are provided for temporary differences between the tax basis and reported amounts of assets and liabilities that will result in taxable or deductible amounts in future years. The Company's temporary differences primarily result from revenue from the

                        POMEROY COMPUTER RESOURCES, INC.

                       NINE MONTHS ENDED OCTOBER 5, 1996

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) acquisitions of lease residuals not taxable until received, the use of accelerated depreciation for tax purposes and accrued expenses not deductible for tax purposes until paid.

    VENDOR INCENTIVE REBATES--Certain vendors provide incentive rebates to perform product training, advertising and other sales and market development activities. The Company recognizes these rebates when it has completed its obligation to perform under the specific incentive arrangement. Incentive rebates are recorded as reductions of selling, general and administrative expense or, if volume based, cost of sales.

    INVENTORIES--Inventories are stated at the lower of cost or market. Cost is determined by the average cost method.

    REVENUE RECOGNITION--The Company recognizes revenue on the sale of equipment and supplies when the products are shipped. Service revenue is recognized when the applicable services are provided.

    DEFERRED REVENUE--Revenues received on maintenance contracts are recognized ratably over the lives of the contracts. Costs related to maintenance contracts are recognized when incurred.

    STOCK-BASED COMPENSATION--The Financial Accounting Standards Board issued SFAS No. 123-- Accounting for Stock-Based Compensation in the Fall of 1995. The statement encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value beginning in fiscal 1996. The Company elected to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25--Accounting for Stock Issued to Employees--and related Interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's common stock at the date of grant over the amount an employee must pay to acquire the stock. The Company has adopted SFAS No. 123 for disclosure purposes and for non-employee stock options. This has no material effect on the results of operations or financial position of the Company.

    NET INCOME PER SHARE--The computation of primary net income per common and common equivalent share is based upon the weighted average number of common shares outstanding during the period plus, in periods in which they have a dilutive effect, the effect of common shares contingently issuable, primarily from stock options and warrants. Fully diluted net income per common share also reflects dilution due to the use of the market price at the end of the period, when higher than the average price for the period.

    USE OF ESTIMATES IN FINANCIAL STATEMENTS--In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    FAIR VALUE DISCLOSURES--The fair value of financial instruments approximates carrying value.

                        POMEROY COMPUTER RESOURCES, INC.

                       NINE MONTHS ENDED OCTOBER 5, 1996

3. ACCOUNTS RECEIVABLE

    The following table summarizes the activity in the allowance for doubtful accounts for the nine months ended October 5, 1996.

                                                                         TRADE        OTHER
                                                                       ----------  -----------
Balance January 5, 1996..............................................  $  200,737  $   210,000
  Provision 1996.....................................................     250,000       30,675
  Accounts written-off...............................................     (97,045)    (588,474)
  Recoveries.........................................................      52,996      428,222
                                                                       ----------  -----------
Balance October 5, 1996..............................................  $  406,688  $    80,423
                                                                       ----------  -----------
                                                                       ----------  -----------

4. INVENTORIES

    Inventories consist of items held for resale and are comprised of the following components as of October 5, 1996:


Equipment and supplies.........................   $ 23,288,825
Service parts..................................      1,163,885
                                                  ------------
    Total......................................   $ 24,452,710
                                                  ------------
                                                  ------------

5. GOODWILL AND OTHER INTANGIBLE ASSETS

    Goodwill and other intangible assets consist of the following as of October 5, 1996, net of accumulated amortization of $913,551:


Goodwill...........................................   $  6,299,750
Covenants not to compete...........................        249,940
Customer lists.....................................        541,611
                                                      -------------
                                                      $  7,091,301
                                                      -------------
                                                      -------------

                        POMEROY COMPUTER RESOURCES, INC.

                       NINE MONTHS ENDED OCTOBER 5, 1996

5. GOODWILL AND OTHER INTANGIBLE ASSETS (CONTINUED)

    On April 29, 1996 the Company and Vanstar Corporation entered into a settlement agreement in connection with the litigation between the parties, which in effect terminated all agreements between the parties.

    In the first nine months of 1996, the Company acquired The Computer Supply Store, Inc. ("TCSS") a privately held computer reseller located in Des Moines, Iowa and AA Microsystems, Inc. ("AA Micro"), a network service provider located in Birmingham, Alabama (See Note 12). The Company recorded $5,690,000 and $402,000 of goodwill in connection with those acquisitions, respectively.

6. BORROWING ARRANGEMENTS

    The Company has an available line of credit up to the lesser of $25,000,000 (or an amount based upon a formula of eligible trade receivables) at an interest rate that varies based on the prime rate of the bank or the LIBOR rate at the Company's election. At October 5, 1996, bank notes payable include $880,965 of overdrafts in accounts with the Company's primary lender. This amount was subsequently funded through the normal course of business. The interest rate charged was 7.5% at October 5, 1996. The agreement, which expires in April 1997, calls for the payment of a .25% commitment fee based on the unused portion of the line of credit. The revolving credit agreement is collateralized by substantially all assets of the Company, except those assets which collateralize certain other financing arrangements. Under the revolving credit agreement, the Company may not make any cash dividend payments.

    The maximum amount outstanding and the average amount outstanding on bank revolving credit agreement for the period ending October 5, 1996, was $26,687,000 and $17,408,000, respectively.

    The above average amount outstanding is calculated by dividing the sum of the average daily balances for each month by the number of months in the period. The weighted average interest rate on the bank revolving credit agreements was 8.2% in the nine months ended October 5, 1996.

    In November 1994, the Company exercised an option in its revolving credit agreement to borrow $500,000 on a term note with interest at a rate of 0.5% above the bank's prime rate. The interest rate on this term note was revised to the bank's prime rate in March, 1995. The term note matured July 31, 1996

                        POMEROY COMPUTER RESOURCES, INC.

                       NINE MONTHS ENDED OCTOBER 5, 1996

6. BORROWING ARRANGEMENTS (CONTINUED)

and was paid off.

    The Company finances inventory through floor plan arrangements with two finance companies. As of October 5, 1996 the floor plan lines of credit were $12,000,000 with IBM Credit Corporation ("ICC") and $25,000,000 with Deutsche Financial Services ("DFS"). Borrowings are made on sixty day notes, with one-half of the note amount due in thirty days. Financing on many of the arrangements which are subsidized by manufacturers is interest free. The average rate on the plans overall is less than 2.1%.

    The maximum amount outstanding and the average amount outstanding on each of the floor plan arrangements was as follows:

                                                ICC                          DFS
                                     --------------------------  ----------------------------
                                       MAXIMUM       AVERAGE        MAXIMUM        AVERAGE
                                        AMOUNT        AMOUNT        AMOUNT         AMOUNT
PERIOD ENDING                         OUSTANDING    OUSTANDING    OUSTANDING     OUSTANDING
-----------------------------------  ------------  ------------  -------------  -------------
October 5, 1996....................  $  8,066,000  $  5,371,000  $  25,508,000  $  16,979,000

    The average amount outstanding is calculated by dividing the sum of the outstanding balances at the end of each month by the number of months in the applicable period.

    At October 5, 1996 subordinated debt in the amount of $1,700,000 was outstanding related to the acquisition of TCSS as described in Note 12.

7. INCOME TAXES

    The provision for income taxes for the nine months ended October 5, 1996 consists of the following:


Current:
  Federal....................................     $  1,645,000
  State......................................          520,000
                                               ------------------
    Total current............................        2,165,000
                                               ------------------
Deferred:
  Federal....................................          (30,000)
  State......................................           (8,000)
                                               ------------------
    Total deferred...........................          (38,000)
                                               ------------------
Total income tax provision...................     $  2,127,000
                                               ------------------
                                               ------------------

                        POMEROY COMPUTER RESOURCES, INC.

                       NINE MONTHS ENDED OCTOBER 5, 1996

7. INCOME TAXES (CONTINUED)

    The approximate tax effect of the temporary differences giving rise to the Company's deferred income tax assets (liabilities) at October 5, 1996 are:


Deferred Tax Asset:
  Bad debt provision...........................     $    197,000
                                                      ----------

Deferred Tax Liability:
  Acquisition of lease residuals...............         (702,000)
  Other temporary differences..................           75,000
                                                      ----------
                                                        (627,000)
                                                      ----------
  Net deferred tax liability...................     $   (430,000)
                                                      ----------
                                                      ----------

    The Company's effective income tax rate for the nine months ended October 5, 1996 differs from the Federal statutory rate as follows:


Tax at Federal statutory rate...........................  34.0%

  State taxes...........................................   6.4
  Other.................................................   0.2
                                                          ----
    Effective tax rate..................................  40.6%
                                                          ----
                                                          ----

8. OPERATING LEASES

    The Company leases office and warehouse space, vehicles and certain office equipment from various lessors. Lease terms vary in duration and include various option periods. The leases generally require the Company to pay taxes and insurance. Future minimum lease payments under noncancelable operating leases with initial or remaining terms in excess of one year as of October 5, 1996 are as follows:

12 MONTHS ENDED OCTOBER 5,
--------------------------
  1997..........................................................................  $  1,977,000
  1998..........................................................................     1,480,000
  1999..........................................................................     1,194,000
  2000..........................................................................     1,045,000
  2001..........................................................................       857,000
  Thereafter....................................................................     2,576,000
                                                                                  ------------
Total minimum lease payments....................................................  $  9,129,000
                                                                                  ------------
                                                                                  ------------

                        POMEROY COMPUTER RESOURCES, INC.

                       NINE MONTHS ENDED OCTOBER 5, 1996

9. EMPLOYEE BENEFIT PLANS

    As of July 1, 1992 the Company converted its profit sharing plan, which covers substantially all employees, to an Employee Stock Ownership Plan ("ESOP"). No less than a majority and no more than 75% of the assets of the ESOP will be invested in common stock of the Company purchased on the open market. As of October 5, 1996, the ESOP held 57,129 shares of Company stock. No contributions were accrued in the nine months ended October 5, 1996.

    The Company has a savings plan intended to qualify under sections 401(a) and 401(k) of the Internal Revenue Code. The plan covers substantially all employees of the Company. The Company does not contribute to the plan.

10. INVESTMENT IN LEASE RESIDUALS

    The Company participates in a Remarketing and Agency Agreement ("Agreement") with Information Leasing Corporation ("ILC") whereby the Company obtains rights to 50% of lease residual values for services rendered in connection with locating the lessee, selling the equipment to ILC and agreeing to assist in remarketing the used equipment.

    During the first nine months of 1996, the Company sold equipment and related support services to ILC, for lease to ILC's customers, in the amount of $6,072,000. The Company also obtained rights to lease residuals from ILC in the amount of $325,000 in the first nine months of 1996. Such amount is recorded as a reduction of the related cost of sales. Residuals acquired in this manner are recorded at the estimated present value of interest retained.

    The Company also purchases residuals associated with separate leasing arrangements entered into by ILC. Such transactions do not involve the sale of equipment and related support services by the Company to ILC. Residuals acquired in this manner are accounted for at cost.

    The carrying value of investments in lease residuals is evaluated on a quarterly basis, and is subject only to downward market adjustments until ultimately realized through a sale or re-lease of the equipment.

11. MAJOR CUSTOMERS

    During the first nine months of 1996, sales to the largest customer totaled approximately $29,452,000.

                        POMEROY COMPUTER RESOURCES, INC.

                       NINE MONTHS ENDED OCTOBER 5, 1996

12. ACQUISITIONS

    On March 14, 1996, the Company acquired substantially all of the assets and assumed substantially all of the liabilities of TCSS, a privately held computer reseller located in Des Moines, Iowa. The purchase price consisted of $4,500,000 in cash, a $2,700,000 subordinated note and 100,000 unregistered shares of the Company's common stock with an approximate value of $1,300,000. Interest on the subordinated note, which is calculated at prime plus 0.5%, is payable quarterly and principal is payable in four equal annual installments of $675,000. The acquisition was accounted for as a purchase, accordingly the purchase price was allocated to assets and liabilities based on their estimated value as of the date of the acquisition. The results of TCSS's operations will be included in the consolidated statement of income from the date of acquisition. The following table summarizes, on an unaudited pro forma basis, adjusted to reflect a three-for-two split of the Company's common stock in the form of a stock dividend paid on October 4, 1996 and a 10% stock dividend paid on May 22, 1995, the estimated combined results of the Company and TCSS assuming the acquisition had occurred on January 6, 1995. These results include certain adjustments, primarily goodwill amortization and interest expense, and are not necessarily indicative of what results would have been had the Company owned TCSS during the period presented:

                                                                                 FISCAL YEAR
                                                                                    1995
                                                                                -------------
Net sales and revenues.......................................................   $ 291,209,000
Net income...................................................................   $   4,794,000
Net income per common share:
  Primary....................................................................   $        1.15
  Fully Diluted..............................................................   $        1.14

    In August 1996, the Company acquired certain assets of AA Microsystems, Inc ("AA Micro"), a network service provider located in Birmingham, Alabama. The purchase price consisted of $67,464 in cash, a $200,000 note payable and 19,974 unregistered shares of the Company's common stock with an approximate value of $200,000. Interest on the note, which is calculated at 8.25%, is payable quarterly and principal is payable in three equal annual installments of $66,667. In addition, the Company has entered into a three-year employment contract with the former president. The acquisition was accounted for as a purchase, accordingly the purchase price was allocated to assets based on their estimated value as of the date of acquisition. The results of AA Micro's operations will be included in the consolidated statement of income from the date of acquisition.

13. RELATED PARTIES

    During fiscal 1995 the Company entered into a ten year triple-net lease agreement commencing in 1996 for a new headquarters and distribution facility with a company that is controlled by the Chief

                        POMEROY COMPUTER RESOURCES, INC.

                       NINE MONTHS ENDED OCTOBER 5, 1996

13. RELATED PARTIES (CONTINUED)

Executive Officer of the Company. The base rental for 1996 on an annualized basis is $583,294. The annual rental for these properties was determined on the basis of a fair market value rental opinion provided by an independent real estate company.

    During fiscal 1992 the Company loaned $100,000 to an officer of the Company. This loan was evidenced by a promissory note with an annual interest rate of 1% over the prime rate. In addition, a total of $106,000 was advanced to the officer in fiscal years 1993 through 1995. The note plus accrued interest and the advance were repaid during the nine months ended October 5, 1996.

    During the nine months ended October 5, 1996, the Company made periodic advances to a company that is controlled by the Chief Executive Officer of the Company. At October 5, 1996, the amount advanced by the Company was $270,000. No interest was charged on the advances which were repaid in December 1996.

14. SUPPLEMENTAL CASH FLOW DISCLOSURES

    Supplemental disclosures with respect to cash flow information and non-cash investing and financing activities for the nine months ended October 5, 1996 are as follows:


Interest paid.................................................   $    1,565,000
                                                                 ---------------
                                                                 ---------------
Income taxes paid.............................................   $      688,000
                                                                 ---------------
                                                                 ---------------
Business combination accounted for as purchase:
  Assets acquired.............................................   $   15,298,000
  Liabilities assumed.........................................       (6,395,000)
  Note payable................................................       (2,900,000)
  Stock issued................................................       (1,475,000)
                                                                 ---------------
  Net cash paid...............................................   $    4,528,000
                                                                 ---------------
                                                                 ---------------


15. STOCK OPTION PLANS 1997

    The Company's 1992 Non-Qualified and Incentive Stock Option Plan provides certain employees of the Company with options to purchase common stock of the Company through options at an exercise price equal to the market value on the date of grant. 600,000 shares of the common stock of the Company are reserved ofor issuance under the plan. The plan will terminate ten years from the date of adoption. Stock options granted under the plan are exercisable in accordance with various terms as authorized by the Compensation Committee. To the extent not exercised, options will expire not more than ten years after the date of grant.

The Company's 1992 Outside Directors' Stock Option Plan provides outside directors of the Company with options to purchase common stock of the Company at an exercise price equal to the market value of the shares at the date of grant. 75,000 shares of common stock of the Company are reserved for issuance under the plan. The plan will terminate ten years from the date of adoption. Pursuant to the plan, an option to purchase 10,000 shares of common stock automatically will be granted on the first day of the initial term of a director. An additional 2,500 shares of common stock automatically will be granted to an eligible director upon the first day of each consecutive year of service on the board. Options may be exercised after one year from the date of grant for not more than one-third of the shares subject to the option and an

                        POMEROY COMPUTER RESOURCES, INC.

                       NINE MONTHS ENDED OCTOBER 5, 1996

15. STOCK OPTION PLANS (CONTINUED)

additional one-third of the shares subject to the option may be exercised for each of the next two years thereafter. To the extent not exercised, options will expire five years after the date of grant.

    The following summarizes the stock option transactions under the plans for the nine months ended October 5, 1996:

                                                                               WEIGHTED AVERAGE
                                                                     SHARES     EXERCISE PRICE
                                                                   ----------  -----------------
Options outstanding January 5, 1996..............................     218,540     $     8.32
  Granted........................................................     149,600          13.83
  Exercised......................................................    (126,075)         10.08
  Stock split effect.............................................     121,082           7.21
                                                                   ----------
Options outstanding October 5, 1996..............................     363,147      $    7.21
                                                                   ----------
                                                                   ----------

    The following summarizes options outstanding and exercisable at October 5, 1996:

                                                   OPTIONS OUTSTANDING                        OPTIONS EXERCISABLE
                                  -----------------------------------------------------  ------------------------------
                                    NUMBER        WEIGHTED AVERAGE                          NUMBER     WEIGHTED AVERAGE
                                  OUTSTANDING         REMAINING        WEIGHTED AVERAGE   EXERCISABLE      AVERAGE
    RANGE OF EXERCISE PRICES      AT 10/5/96      CONTRACTUAL LIFE      EXERCISE PRICE    AT 10/5/96    EXERCISE PRICE
--------------------------------  -----------  ---------------------  -----------------  -----------  -----------------
 $4.01 to $5.99.................     166,747               1.7            $    5.15         165,372       $    5.14
 $6.41 to $8.50.................     113,900               1.9            $    7.47         105,599       $    7.63
$9.50 to $11.92.................      82,500               3.5            $   10.07          68,750       $    9.98
                                  -----------                                            -----------
                                     363,147               2.1            $    7.21         339,721       $    6.90
                                  -----------                                            -----------
                                  -----------                                            -----------

    The weighted average fair value at date of grant for options granted during the first nine months of fiscal 1996 was $2.75. The fair value of options at the date of grant was estimated using the Black-Scholes model with the following weighted average assumptions:

                                                                   NINE MONTHS ENDED
                                                                    OCTOBER 5, 1996
                                                                   -----------------
Expected life (years)........................................             1.7
Interest rate................................................             5.8%
Volatility...................................................              55%
Dividend yield...............................................               0%

    Had compensation cost for the Company's stock option plans been determined based on the fair value at the grant date for awards in the first nine months of fiscal 1996 consistent with the

                        POMEROY COMPUTER RESOURCES, INC.

                       NINE MONTHS ENDED OCTOBER 5, 1996

15. STOCK OPTION PLANS (CONTINUED)

provisions of SFAS No. 123, the Company's net income and earnings per share for the nine months ended October 5, 1996 would have been reduced to the pro forma amounts indicated below:

Net income--as reported.....................................     $  3,117,367
Net income--pro forma.......................................     $  2,647,572
Net income per common share--as reported
  Primary...................................................     $       0.63
  Fully diluted.............................................     $       0.61
Net income per common share--pro forma
  Primary...................................................     $       0.53
  Fully diluted.............................................     $       0.52

    The initial application of SFAS No. 123 for pro forma disclosure may not be representative of the future effects of applying the statement.

    In the first nine months of 1996, shares of common stock were awarded to officers of the Company totalling 3,076. Compensation expense resulting from the awards was $30,000 for the first nine months of 1996.

16. LITIGATION

    There are various legal actions arising in the normal course of business that have been brought against the Company. Management believes these matters will not have a material adverse effect on the Company's consolidated financial position or results of operations.

17. RISK OF LOSS FROM CONCENTRATIONS

    During the first nine months of 1996, approximately 41% of the Company's total net sales and revenues were derived from its top ten customers, including one customer which accounted for 13% of total net sales and revenues. A loss of one or more of the Company's major customers could have a material adverse effect on the Company.

    Due to the demand for the products sold by the Company, significant product shortages occur from time to time because manufacturers are unable to produce sufficient quantities of certain products to meet increased demand. Failure to obtain adequate product shipments could have a material adverse effect on the Company's operations and financial results.

    The Company is required to have authorizations from manufacturers in order to sell their products. The loss of a significant vendor's authorization could have a material adverse effect on the Company's business.

18. SUBSEQUENT EVENT

    On October 11, 1996 the Company acquired substantially all of the assets and assumed substantially all of the liabilities of Communications Technology, Inc., d/b/a DILAN ("DILAN"), a privately held network integrator located in Hickory, North Carolina. The purchase price consisted of $2.6 million in

                        POMEROY COMPUTER RESOURCES, INC.

                       NINE MONTHS ENDED OCTOBER 5, 1996

18. SUBSEQUENT EVENT (CONTINUED)

cash, a $1.1 million subordinated note and $5.5 million of assumed liabilities. Interest on the subordinated note, which is calculated at 10% per annum, is payable quarterly and principal is payable in three equal annual installments of $365,000. The acquisition will be accounted for as a purchase, accordingly the purchase price will be allocated to assets and liabilities based on their estimated value as of the date of the acquisition. The results of DILAN'S operations will be included in the consolidated statement of income from the date of acquisition.

                        POMEROY COMPUTER RESOURCES, INC.
         PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT (UNAUDITED)
                      NINE MONTHS ENDED OCTOBER 5, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                         NINE MONTHS ENDED OCTOBER 5, 1996
                                                ---------------------------------------------------
                                                    HISTORICAL(1)
                                                --------------------      PRO FORMA
                                                COMPANY       TCSS       ADJUSTMENTS      PRO FORMA
                                                --------     -------     -----------      ---------
Net sales and revenues...................       $234,035     $11,817                      $245,852
Cost of sales and service................        196,922      10,342            (2)        207,264
                                                --------     -------                      --------
  Gross profit...........................         37,113       1,475                      $ 38,588
Operating expenses.......................         26,016         951       $ 83 (3)         27,050
                                                --------     -------       ----           --------
  Income from operations.................         11,097         524        (83)            11,538
Interest expense.........................          1,594          15                         1,609
Litigation settlement and related costs..          4,392          --         --              4,392
Miscellaneous income.....................           (133)          2                          (131)
                                                --------     -------       ----           --------
  Income before income taxes.............          5,244         507        (83)             5,668
Income tax expense.......................          2,127         203        (33)             2,297
                                                --------     -------       ----           --------
Net income...............................       $  3,117     $   304       $(50)          $  3,371
                                                --------     -------       ----           --------
                                                --------     -------       ----           --------

Weighted average shares outstanding......          4,985                                  $  5,023
                                                --------                                  --------
                                                --------                                  --------

Primary net income per common share.......      $   0.63                                  $   0.67
                                                --------                                  --------
                                                --------                                  --------

------------------
(1) Based on the financial statements of the Company for the nine months ended October 5, 1996 and the financial statements of TCSS for the two months ended February 29, 1996.

(2) The pro forma information does not assume any reduction of TCSS's historical costs or expenses due to synergies with the Company's operations.

(3) Reflects additional payroll for former owners of TCSS based on new employment agreements, rent on building not purchased and amortization of estimated goodwill over a 15 year period.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               POMEROY COMPUTER RESOURCES, INC.




Date: January 6, 1997          By: /s/ Edwin S. Weinstein
                               -------------------------------------------
                               Edwin S. Weinstein, Chief Financial Officer